Exhibit 99.1

Recro Pharma to Present at the 2014 Aegis Healthcare & Technology Conference

MALVERN, PA, September 8, 2014 – Recro Pharma, Inc. (Nasdaq: REPH), a clinical stage specialty pharmaceutical company developing non-opioid therapeutics for the treatment of pain, initially for acute pain following surgery, today announced that Gerri Henwood, Recro’s President and Chief Executive Officer, will be presenting at the 2014 Aegis Healthcare & Technology Conference on Friday, September 12th at 11:25am PST at The Encore at Wynn Las Vegas.

Live and archived webcasts of the presentation will be available on the Presentations page of the company’s website at http://recropharma.com.

About Recro Pharma, Inc.

Recro Pharma is a clinical stage specialty pharmaceutical company developing non-opioid, non-addictive therapeutics for the treatment of pain, initially for acute pain following surgery. Recro Pharma’s lead product candidate, Dex-IN, is a proprietary intranasal formulation of dexmedetomidine and has completed a placebo controlled, proof of concept Phase Ib trial demonstrating effective pain relief. As Recro Pharma’s product candidates are not in the opioid class of drugs, the Company believes its candidates would avoid many of the side effects associated with commonly prescribed opioid therapeutics, such as addiction, constipation and respiratory distress while maintaining analgesic effect. If approved, Dex-IN would be the first and only approved acute pain drug in its class of drugs.

Cautionary Statement Regarding Forward Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties. Such forward-looking statements reflect Recro Pharma’s expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties. When used herein, the words “anticipate,” “believe,” “estimate,” “upcoming,” “plan,” “target”, “intend” and “expect” and similar expressions, as they relate to Recro Pharma or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information available to Recro Pharma as of the date of this press release and are subject to a number of risks, uncertainties, and other factors that could cause Recro Pharma’s actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Recro Pharma assumes no obligation to update any such forward-looking statements. Factors that could cause Recro Pharma’s actual results to materially differ from those expressed in the forward-looking statements set forth in this press release include, without limitation: the results and timing of clinical trials of Dex-IN and any future clinical and preclinical studies; the ability to obtain and maintain regulatory approval of product candidates, and the labeling under any such approval; regulatory developments in the United States and foreign countries; the company’s ability to raise future financing for continued development; the performance of third-party suppliers and manufacturers; the company’s ability to obtain, maintain and successfully enforce adequate patent and other intellectual property protection; the successful commercialization of the company’s product candidates; and the successful implementation of the company’s strategy. In addition, the forward-looking statements in this press release should be considered together with the risks and uncertainties that may affect Recro Pharma’s business and future results included in Recro Pharma’s filings with the Securities and Exchange Commission at www.sec.gov.

CONTACT:

Recro Pharma, Inc.

Charles T. Garner

Chief Financial Officer

(484) 395-2425

Media and Investors:

Argot Partners

Susan Kim

(212) 600-1902

susan@argotpartners.com